UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

DIPEXIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36351	46-4995704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Broadway, 19th Floor New York, NY	10006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 269-2834

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2014, Dipexium Pharmaceuticals, Inc. (the “Company”) signed an agreement (the “Agreement”) with Drug Development Advisors (“DDA”) pursuant to which DDA has agreed to perform a gap analysis on the preclinical section of the Company’s new drug application. The gap analysis will be performed by a number of toxicologists with significant experience conducting preclinical activities with a number of product candidates in connection with their respective NDA processes and otherwise.  The Company anticipates this work will be completed by the end of July 2014.  DDA is managed by Dr. Jack H. Dean, a member of the Company’s board of directors and formerly the Global Director of Preclinical Development at Sanofi until 2006.  DDA will be conducting the gap analysis in coordination with RRD International, LLC which has begun the process of preparing the Company’s proposed New Drug Application

The foregoing description of the Agreement is qualified in its entirety by reference to the provisions of the Amendment filed as Exhibit 10.1 to this Report, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Consulting Agreement, dated June 4, 2014, by and between Drug Development Advisors and Dipexium Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2014	DIPEXIUM PHARMACEUTICALS, INC.

	By:	/s/ David P. Luci
		Name:	David P. Luci
		Title:	President and Chief Executive Officer